Exhibit 99.12.(a)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Other Service Providers” in the Registration Statement on Form N-14 of Brookfield Investment Funds, as filed with the Securities and Exchange Commission on or about May 26, 2023.

/s/ PAUL HASTINGS LLP

PAUL HASTINGS LLP

New York, New York

May 26, 2023